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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement
No. 333-82049 of AlliedSignal Inc. on Form S-4 of our report dated February 10, 1999, appearing in the Annual Report on Form 10-K of Honeywell Inc. for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the joint proxy statement/prospectus, which is part of this Registration Statement.


     /s/ DELOITTE & TOUCHE LLP


Minneapolis, Minnesota
July 21, 1999